EXHIBIT 10(xi)(7)


                             SECURED PROMISSORY NOTE


$150,000.00                                                        July 27, 2001


         FOR VALUE RECEIVED, subject to the terms and conditions set forth below, International Cosmetics Marketing Co., a Florida corporation (the "COMPANY" or the "MAKER"), hereby promises to pay to the order of Nico P. Pronk ("HOLDER") on demand (the "MATURITY DATE"), the principal amount of One Hundred and Fifty Thousand Dollars ($150,000.00) (the "NOTE") plus all accrued interest in arrears from and including the date hereof on the principal balance from time to time outstanding, compounded daily, at a rate per annum equal to six percent (6%). This Note may be prepaid in whole or in part, at any time or from time to time, without premium or penalty. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Notwithstanding any other provision of this Note to the contrary, Holder does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law and any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. All payments received by Holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. Holder's rights under this Note shall be senior to any bank or other debt or loan obligations, currently existing or subsequently made, of Maker.

         The payment of principal and interest will be made by check, wire transfer, or such other means as Holder shall agree, in immediately available United States funds sent to Holder at the address furnished to the Company for that purpose.

         This Note will be registered on the books of the Company or its agent as to principal and interest. Any transfer of this Note will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee.

         Payment of this Note is secured by a security interest in all assets of the Maker and each of its affiliates and subsidiaries pursuant to a Security Agreement of even date herewith between the Maker and the Holder.

         1. EVENTS OF DEFAULT. The outstanding principal and accrued interest on this Note shall, at the option of Holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events: (a) failure to pay any amount as herein set forth; (b) default in the performance by the Company of any other obligation to Holder, which default is not cured within thirty (30) days after written notice of such default from Holder; (c) insolvency (however evidenced) or the commission of any act of insolvency; (d) the making of a general assignment for the benefit of creditors;
(e) the filing of any petition or the commencement of any proceeding by the Company for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions; (f) the filing of any petition or the commencement of any proceeding against the Company for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days; (g) suspension of the transaction of the usual business of the Company; (h) the past or future making of a false representation or warranty by the Company in connection with this Note; or (i) any acquisition of the Company, whether by merger, sale of assets or other transaction without first providing the Holder at least 10 calendar days prior written notice.

         2. EXPENSES OF COLLECTION. The Company agrees to pay the Holder's reasonable costs in collecting and enforcing this Note, including reasonable attorney's and paralegal's fees.

         3. WAIVER OR AMENDMENT. No waiver of any obligation of the Company under this Note or any amendment to this Note shall be effective without the prior express written consent of Holder hereof. A waiver by Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

         4. NOTICE. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid to the most recent address, specified by written notice, given to the sender pursuant to this Section 4.

         5. WAIVER BY COMPANY. The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by Holder hereof with respect to the time of payment or any other provision hereof.

         6. SEVERABILITY. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

         7. GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida.



INTERNATIONAL COSMETICS MARKETING CO.

By:  /s/ Sam A. Lazar
     ------------------------
Name:  Sam A. Lazar
Title:    President